UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET RD SUITE 240, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577
N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2019, the Board of Directors (the “Board”) of The Parking REIT, Inc. (the “Company”) received a letter from John Alderfer pursuant to which he resigned as an independent director from the Board, effective immediately.  At the time of his resignation, Mr. Alderfer served as the Chairman of the Audit Committee of the Board and a member of the Compensation Committee of the Board.

In connection with his resignation, Mr. Alderfer indicated that he is no longer able to devote the time and effort required to adequately fulfill his duties as a member of the Board, and that his resignation is in no part due to any disagreement with the Company.  A copy of Mr. Alderfer’s resignation letter is attached as Exhibit 17.1 to this Current Report on Form 8-K.

On July 16, 2019, the Board, at a duly called and held meeting of the Board, upon the recommendation of the Nominating Committee of the Board, elected Robert J. Aalberts, effective July 16, 2019, to fill the vacancy created by the resignation of Mr. Alderfer and to serve in such capacity until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualifies.  The Board also appointed Mr. Aalberts to serve on the Compensation Committee of the Board and has determined that Mr. Aalberts is an “Independent Director” as such term is defined in the charter of the Company.  Also, at the July 16, 2019 Board meeting, the Board appointed John Dawson, Lead Independent Director, as chairman of the Audit Committee of the Board.

There were no arrangements or understandings between Mr. Aalberts and any other persons regarding his election to the Board, nor is he party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Aalberts will be compensated for his Board and committee service consistent with the compensation arrangements provided to the Board’s other non-employee directors, which are more fully described under the heading “EXECUTIVE COMPENSATION – Independent Directors” in the Company’s definitive proxy statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 26, 2019, as supplemented on May 7, 2019 and May 22, 2019.  Mr. Aalberts will receive pro-rated amounts for 2019.

Robert J. Aalberts previously served as an independent director of MVP REIT, Inc. prior to its merger with and into a wholly - owned subsidiary of the Company in December 2017, and was a director of Vestin Group, Inc., from April 1999 to December 2005. He was a director for Vestin Realty Mortgage I, Inc. from January 2006 until he resigned in January 2008 and for Vestin Realty Mortgage II, Inc. from January 2006 until he resigned in November 2013. Most recently, Professor Aalberts was Clinical Professor of Business Law in the Smeal College of Business at Pennsylvania State University in University Park, PA from 2014 to June 2017. Prior to his position at Penn State, Professor Aalberts held the Ernst Lied Professor of Legal Studies professorship in the Lee College of Business at the University of Nevada, Las Vegas from 1991 to 2014. Before UNLV, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, LA from 1984 to 1991. From 1982 through 1984, he served as an attorney for the Gulf Oil Company in its New Orleans office, specializing in contract negotiations and mineral law. Professor Aalberts has co-authored books relating to the regulatory environment and the law and business of real estate; including Real Estate Law (2015), now in its 9th edition, published by the Cengage Book Company. He is also the author of numerous legal articles dealing with various aspects of real estate, business and the practice of law. From 1992 to 2016, Professor Aalberts was the Editor-in-chief of the Real Estate Law Journal published by the Thomson-West Publishing Company. Professor Aalberts received his Juris Doctor degree from Loyola University in New Orleans, Louisiana, a Master of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences and Geography from Bemidji State University in Minnesota. He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
17.1	Director resignation letter, dated July 16, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2019

THE PARKING REIT, INC.

/s/ Michael V. Shustek
By: Michael V. Shustek
Title: Chief Executive Officer